From time to time, National Penn or its representatives make written or oral statements that may include "forward-looking statements" with respect to its:

           *      Financial condition.

           *      Results of operations.

           *      Asset quality.

           * Capital expenditures, including investments in technology.

           * Pending or completed mergers with or acquisitions of financial or non-financial companies or their assets, loans, deposits and branches, including the January 2001 merger with Community Independent Bank, Inc. ("Community") and the July 2000 acquisition of Panasia Bank ("Panasia"), and the revenue enhancements, cost savings and other benefits anticipated in those transactions.

           *      Business   expansion   plans,   including   both  product  and
                  geographical expansion.

           *      Investments in new subsidiaries and other companies.

           *      Other matters.

         Many of these statements can be identified by looking for words such as "believes," "expects," "anticipates," "estimates", "projects" or similar words or expressions.

         These forward-looking statements involve substantial risks and uncertainties. There are many factors that may cause actual results to differ materially from those contemplated by such forward-looking statements. These factors include, among other things, the following possibilities:

           * Expected cost savings from the National Penn/Community merger, including reductions in interest and non-interest expense, may not be fully realized or realized as quickly as expected.

           * Revenues of National Penn and its subsidiaries following the National Penn/Community merger may be lower than expected, or loan losses, deposit attrition, operating costs, customer losses or business disruption following the National Penn/Community merger may be greater than expected.

           * Commercial loan growth following the National Penn/Community merger may be lower than expected.



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           *      Costs,  difficulties  or delays related to the  integration of
                  Community's business with National Penn's business may be greater or longer than expected.

           * Expected cost savings from National Penn's acquisition of Panasia may not be fully realized or realized as quickly as expected.

           * Revenues of Panasia may be lower than expected, or loan losses, deposit attrition, operating costs, customer losses or business disruption at Panasia may be greater than expected.

           *      Commercial loan growth at Panasia may be lower than expected.

           * Costs, difficulties or delays related to the integration of Panasia's business with National Penn's business may be greater or longer than expected.

           * Start-up costs of new subsidiaries may be greater, and revenue ramp-up of such subsidiaries may take longer, than expected.

           * Changes in the interest rate environment may reduce interest margins.

           * Competitive pressures among depository and other financial institutions may increase significantly.

           * General economic or business conditions, either nationally or in the regions in which National Penn will be doing business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit.

           * Technological changes and systems integration may be harder to make or more expensive than expected.

           *      Legislation  or  regulatory   changes  may  adversely   affect
                  National Penn's business.

           *      Adverse changes may occur in the securities markets.

         Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. National Penn cautions shareholders not to place undue reliance on such statements.

         All written or oral forward-looking statements attributable to National Penn or any person acting on its behalf made after the date of this Report are expressly qualified in their entirety by the cautionary statements contained in this Report. National Penn does not undertake any obligation to release publicly any revisions


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to such forward-looking  statements to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.